EXHIBIT 3.7

ARTICLES OF INCORPORATION

OF

THERMON INTERNATIONAL, INC.

I, the undersigned natural person of the age of eighteen (18) years or more, acting as Incorporator of a Corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such Corporation:

ARTICLE I

The name of the Corporation is Thermon International, Inc.

ARTICLE II.

The period of its duration is perpetual.

ARTICLE III.

The purposes for which the Corporation is organized are to do any business deemed beneficial and to have and exercise all powers conferred by the laws of the State of Texas upon corporations formed under the Texas Business Corporation Act.

ARTICLE IV.

The aggregate number of shares which the Corporation shall have authority to issue is one hundred thousand (l00,000) shares of $ 1.00 par value common stock.

ARTICLE V.

The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand and No/100 ($1,000.00) Dollars consisting of money, labor done or property actually received.

ARTICLE VI.

The post office address of its initial registered office is 100 Thermon Drive, San Marcos, Texas 78666. The name of its initial registered agent at such address is Richard L. Burdick.

ARTICLE VII.

The number of Directors constituting the initial Board of Directors is Three (3), and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the Shareholders, or until their successors are elected are:

Richard L. Burdick	B Bar B Ranch Rosanky, Texas 78953

P. Kenneth Pitzer	Route 2, Box 191 X San Marcos, Texas 78666

Paul E. Irwin	116 Oakridge San Marcos, Texas 78666

ARTICLE VIII.

The name and address of the Incorporator is P. Kenneth Pitzer, 100 Thermon Drive, San Marcos, Texas 78666.

ARTICLE IX.

The right of cumulative voting for Directors of the Corporation is expressly denied.

ARTICLE X.

The pre-emptive rights of Shareholders to acquire unissued or treasury shares of the Corporation are expressly granted.

IN WITNESS WHEREOF, I have hereunto set my hand, this 24th day of September, 1982.

/s/ P. Kenneth Pitzer
P. KENNETH PITZER

THE STATE OF TEXAS	X
COUNTY OF HAYS	X

I, the undersigned, a Notary Public, do hereby certify that on this 24th day of September, 1982, personally appeared before me, P. Kenneth Pitzer, who, being by me duly sworn, declared that he is the person who signed the foregoing document as Incorporator, and that the statements therein contained are true.

/s/ Roberta F. Carmichall
Notary Public in and for
Hays County, Texas

/s/ Roberta F. Carmichall
Printed Name
My commission expires: 6-10-85

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

THERMON INTERNATIONAL, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned Corporation adopts the following articles of amendment to its Articles of Incorporation.

ARTICLE ONE

The name of the Corporation is THERMON INTERNATIONAL, INC.

ARTICLE TWO

The following amendment to the Articles of Incorporation was adopted by the shareholders of the said Corporation on June 1, 1992.

The amendment alters Article I. of the original Articles of Incorporation and the full text of each provision changed is as follows so that the new Article I. shall read as follows:

ARTICLE I.

The name of the Corporation is THERMON HEAT TRACING SERVICES, INC.

ARTICLE THREE

The number of shares of the Corporation outstanding at the time of such adoption was one thousand (1,000) shares and the number of shares entitled to vote thereon was one thousand (1,000).

The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: There is only one class of stock issued and that is common stock and that totals one thousand (1,000) shares.

ARTICLE FOUR

The number of shares which were votes for each amendment was one thousand (1,000) and the vote was unanimous. The holders of all shares of the Corporation outstanding and entitled to vote on each amendment have signed a consent in writing adopting each of said amendments.

DATED June 14 , 1992.

THERMON INTERNATIONAL, INC.

BY:	/s/ Richard L. Burdick
PRESIDENT

BY:	/s/ P. Kenneth Pitzer
SECRETARY